Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 17, 2020 by and among

LUMBER LIQUIDATORS, INC. a Delaware corporation (the “Lead Borrower”),

the Borrowers party hereto (together with the Lead Borrower, the “Borrowers”),

the Lenders party hereto, and

BANK OF AMERICA, N.A., as Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, and the Agent, among others, have entered into a certain Fourth Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”); and

WHEREAS, the Borrowers have requested, among other amendments, a temporary increase in the Revolving Loan Commitments in an amount equal to $37,500,000 pursuant to Section 2.15 of the Existing Credit Agreement (the “Temporary Commitment Increase”), and the Revolving Loan Lenders named on Schedule 2.01 hereto (such Revolving Loan Lenders being collectively referred to as the “Increasing Lenders”) have agreed to provide Revolving Loan Commitments in respect of the Temporary Commitment Increase during the Increase Period (as defined below), subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend certain terms and conditions of the Existing Credit Agreement and to provide for the Temporary Commitment Increase as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms and Conditions of Existing Credit Agreement. All of the terms and conditions of the Existing Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

2.	Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of such earlier date.

3.	Amendments to Existing Credit Agreement.

a.	Amendments to Article 1. The provisions of Section 1.01 of the Existing Credit Agreement are hereby amended as follows:

i.	The definition of “Aggregate Revolving Loan Commitments” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Aggregate Revolving Loan Commitments” means the sum of the Revolving Loan Commitments of all the Revolving Loan Lenders. From the First Amendment Effective Date and at all times during the Increase Period, the Aggregate Revolving Loan Commitments shall be $212,500,000. On and after August 31, 2020, the Aggregate Revolving Loan Commitments shall be $175,000,000.

ii.	The table in the definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

Level	Average Daily Excess Availability	LIBOR Margin for Revolving Loans	Base Rate Margin for Revolving Loans	LIBOR Margin for FILO Term Loans	Base Rate Margin for FILO Term Loans
I	Greater than 60% of the Combined Loan Cap	2.50%	1.50%	3.75%	2.50%
II	Less than or equal to 60% of the Combined Loan Cap but greater than or equal to 30% of the Combined Loan Cap	2.75%	1.75%	4.125%	2.875%
III	Less than 30% of the Combined Loan Cap	3.00%	2.00%	4.50%	3.25%

All other provisions of the definition of “Applicable Margin” remain in effect as written.

iii.	The definition of “Base Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.”

iv.	The definition of “Commitment Fee Percentage” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Commitment Fee Percentage” means 0.50% per annum.

v.	The definition of “Eligible Inventory” is hereby amended by (i) adding the following clause after “(x) Eligible In-Transit Inventory,”: “(y) Eligible Unpaid In-Transit Inventory, and (z)” and (ii) deleting the reference to “and (y)” in the second line thereof.

vi.	The definition of “Federal Funds Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

vii.	The definition of “Lender Fee Letter” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Lender Fee Letter” means, collectively, (i) that certain fee letter, dated as of March 8, 2019, by and among Bank of America, MLPFS, Wells Fargo Bank, National Association and the Lead Borrower and (ii) the First Amendment Fee Letter, as may be amended, supplemented or replaced and in effect from time to time.

viii.	The definition of “LIBOR Rate” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“LIBOR Rate” means the higher of:

(i) the LIBOR Floor, and

(ii) (a) for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR Rate, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.

ix.	The definition of “LIBOR Rate Loan” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“LIBOR Rate Loan” means a Committed Loan that bears interest at a rate based on the LIBOR Rate.

x.	The definition of “LIBOR Successor Rate Conforming Changes” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines reasonably necessary in connection with the administration of this Agreement).

xi.	The definition of “Revolving Borrowing Base” is hereby amended by deleting such definition in its entirety and substituting the following in its stead:

“Revolving Borrowing Base” means, at any time of calculation, an amount equal to:

“(a) the face amount of Eligible Credit Card Receivables multiplied by 90%;

plus

(b)       the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by 90% multiplied by the Appraised Value of Eligible Inventory;

plus

(c)       the lesser of (i) $25,000,000 or (ii) the Revolving Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate;

plus,

(d)       solely during the Increase Period, the lesser of (i) $15,000,000 or (ii) the Cost of Eligible Unpaid In-Transit Inventory, net of Inventory Reserves, multiplied by 50% multiplied by the Appraised Value of Eligible Inventory;

minus

(e)       the sum of (i) the FILO Term Loan Push Down Reserve and (ii) the then amount of all Availability Reserves;

provided that, in no event shall the aggregate amounts available to be borrowed under clause (c) above and clause (c) of the FILO Borrowing Base exceed twenty-five (25%) of the Combined Loan Cap.”

xii.	The definition of “Weekly Borrowing Base Delivery Event” is hereby amended by adding the following at the end of such definition: “Notwithstanding the foregoing, a Weekly Borrowing Base Delivery Event shall be deemed continuing at all times during the Increase Period.”

xiii.	The definitions of “Adjusted LIBOR Rate” and Statutory Reserve Rate” in Section 1.01 of the Existing Credit Agreement are hereby deleted in their entirety.

xiv.	The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in their appropriate alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 10.29.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Eligible Unpaid In-Transit Inventory” means Eligible Inventory that would otherwise constitute Eligible In-Transit Inventory, except for which a payment of the purchase price has not yet been made by a Borrower or supported by a Commercial Letter of Credit as required pursuant to clause (e) of the definition of Eligible In-Transit Inventory.

“First Amendment Effective Date” means April 17, 2020.

“First Amendment Fee Letter” means the letter entitled “First Amendment Fee Letter” among the Lead Borrower and Bank of America, dated as of April 17, 2020.

“Increase Period” means the period beginning on the First Amendment Effective Date and ending on August 30, 2020.

“LIBOR Floor” means 1.00% per annum.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.29.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR Rate in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning set forth in Section 10.29.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.29.

b.	Article 1 of the Existing Credit Agreement is hereby amended by adding the following new Section 1.09:

“1.09 Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.”

4.	Amendments to Article 2. The provisions of Article 2 are hereby amended as follows:

a.	Section 2.08 of the Existing Credit Agreement is hereby amended by deleting each reference to “Adjusted LIBOR Rate” and substituting “LIBOR Rate” in its stead.

5.	Amendments to Article 3. The provisions of Article 3 are hereby amended as follows:

a.	Section 3.03 of the Existing Credit Agreement is hereby amended by deleting clause (b) of such Section 3.03 in its entirety and substituting the new clause (b) as set forth below:

“(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(i)       adequate and reasonable means do not exist for ascertaining LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)       syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR Rate.

then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing LIBOR Rate in accordance with this Section 3.03(b) with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR Rate with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR Rate with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, until a LIBOR Successor Rate has been determined in accordance with this Section 3.03(b), (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.”

6.	Amendments to Article 10. The provisions of Article 10 of the Existing Credit Agreement are hereby amended as follows:

a.	Section 10.01 of the Existing Credit Agreement is hereby amended by adding “Subject to Section 3.03,” at the beginning of clause (a) of such Section.

b.	Article 10 of the Existing Credit Agreement is hereby amended by adding the following new Section 10.29 at the end thereof:

“10.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

7.	Amendments to Schedules and Exhibits.

a.	Schedule 2.01 (Commitments and Applicable Percentages) to the Existing Credit Agreement is hereby deleted in its entirety and a new Schedule 2.01 in the form annexed hereto substituted in its stead.

b.	Exhibit A-1 (Form of Committed Loan Notice) to the Existing Credit Agreement is hereby deleted in its entirety and a new Exhibit A-1 in the form annexed hereto substituted in its stead.

c.	Exhibit D (Form of Borrowing Base Certificate) to the Existing Credit Agreement is hereby deleted in its entirety and a new Exhibit D in the form annexed hereto substituted in its stead.

8.	Temporary Commitment Increase.

a.	Each Increasing Lender hereby agrees that, on, and subject to the occurrence of, the First Amendment Effective Date and during the Increase Period only, (i) such Increasing Lender shall increase its Revolving Loan Commitment to an amount equal to the amount set forth opposite such Increasing Lender’s name on Schedule 2.01 to this Amendment; and (ii) such Increasing Lender shall continue to be a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Amended Credit Agreement and the other Loan Documents. Each Loan Party and the Agent hereby agrees that, from and after the First Amendment Effective Date, each Increasing Lender shall be deemed to be, and shall be a “Revolving Loan Lender” for all purposes of, and with all the rights and remedies of a “Revolving Loan Lender” under, the Amended Credit Agreement and the other Loan Documents. From and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to any existing Revolving Loan Lender’s Commitments shall mean such Revolving Loan Lender’s Revolving Loan Commitment as set forth opposite its name on Schedule 2.01 to this Amendment under the heading “Revolving Loan Commitment”.

b.	The Agent and the Increasing Lenders hereby agree that this Amendment shall constitute the giving of the notice required by Section 2.15(b) of the Existing Credit Agreement with respect to the Temporary Commitment Increase, and that each Increasing Lender’s delivery of its executed signature page to this Amendment shall constitute its agreement to increase its Revolving Loan Commitment to the extent set forth in Schedule 2.01 to this Amendment during the Increase Period notwithstanding any provision of Section 2.15 of the Existing Credit Agreement to the contrary.

9.	Conditions to Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agent:

a.	Amendment. This Amendment shall have been duly executed and delivered by the Loan Parties, the Agent, and the Lenders.

b.	Corporate Action. All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken. The Agent shall have received such customary corporate resolutions, certificates and other customary corporate documents as the Agent shall reasonably request.

c.	No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

d.	Borrowing Base Certificate; Availability. The Agent shall have received a Borrowing Base Certificate dated the First Amendment Effective Date, executed by a Responsible Officer of the Lead Borrower. The Excess Availability under the Amended Credit Agreement on the First Amendment Effective Date, after giving effect to any funding under the Amended Credit Agreement, shall be equal to or greater than $70,000,000 based on a Borrowing Base Certificate dated as of the First Amendment Effective Date.

e.	Fees and Expenses. (i) The Agent and the Lenders shall have received all applicable fees and other amounts due and payable on or prior to the First Amendment Effective Date, including without limitation, reasonable and documented attorneys’ fees of one counsel, in connection with or relating to this Amendment shall have been reimbursed or paid, and (ii) all fees payable pursuant to the First Amendment Fee Letter that are due and payable on the date hereof shall have been paid in full by the Borrowers in accordance with the terms thereof.

f.	Documents. The Agent shall have received the following executed Loan Documents:

1.      a Revolving Loan Note, or amended and restated Revolving Loan Note, as applicable, executed by the Borrowers in favor of each Revolving Loan Lender requesting a Revolving Loan Note and reflecting the Revolving Loan Commitment of such Revolving Loan Lender after giving effect to this Amendment; and

2.      the First Amendment Fee Letter, duly executed by the Lead Borrower and the Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.04 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 9 each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

10.	Ratification and Reaffirmation. Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agent, the L/C Issuer and the Lenders under the Amended Credit Agreement, including, without limitation, the Revolving Loans, FILO Term Loans, Swing Line Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer, and the Agent, as applicable, the Revolving Loans, FILO Term Loans, the Swing Line Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuing Bank and the Agent, as applicable, under the Amended Credit Agreement and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Existing Credit Agreement shall continue in full force and effect.

11.	Binding Effect; Integration, Etc. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. This Amendment and the Amended Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Existing Credit Agreement, any other Loan Document or any agreement or instrument related to the Existing Credit Agreement shall hereafter refer to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

12.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

13.	Governing Law; Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 10.14 AND SECTION 10.15 OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWERS:

LUMBER LIQUIDATORS, INC., as Lead Borrower and as a Borrower

By:	/s/ Nancy Walsh
	Name:	Nancy Walsh
	Title:	Chief Financial Officer

LUMBER LIQUIDATORS SERVICES, LLC, as a Borrower

By:	LUMBER LIQUIDATORS, INC., its Manager

	By:	/s/ Nancy Walsh
		Name:	Nancy Walsh
		Title:	Chief Financial Officer

[Lumber - Signature Page to First Amendment]

GUARANTORS:

LUMBER LIQUIDATORS HOLDINGS, INC., as Parent and as a Guarantor

By:	/s/ Nancy Walsh
	Name:	Nancy Walsh
	Title:	Chief Financial Officer

LUMBER LIQUIDATORS LEASING, LLC, as a Guarantor

By:	LUMBER LIQUIDATORS, INC., its Manager

	By:	/s/ Nancy Walsh
		Name:	Nancy Walsh
		Title:	Chief Financial Officer

LUMBER LIQUIDATORS PRODUCTION, LLC, as a Guarantor

By:	LUMBER LIQUIDATORS SERVICES, LLC, its Manager

	By:	LUMBER LIQUIDATORS, INC., its Manager

		By:	/s/ Nancy Walsh
			Name:	Nancy Walsh
			Title:	Chief Financial Officer

[Lumber - Signature Page to First Amendment]

GUARANTORS (CONT’D):

Lumber Liquidators Foreign Holdings, LLC, as a Guarantor

By:	LUMBER LIQUIDATORS HOLDINGS, INC., its Manager

By:	/s/ Nancy Walsh
	Name:	Nancy Walsh
	Title:	Chief Financial Officer

LUMBER LIQUIDATORS FOREIGN OPERATIONS, LLC, as a Guarantor

By:	LUMBER LIQUIDATORS FOREIGN HOLDINGS, LLC, its Manager

	By:	LUMBER LIQUIDATORS HOLDINGS, INC., its Manager

		By:	/s/ Nancy Walsh
			Name:	Nancy Walsh
			Title:	Chief Financial Officer

[Lumber - Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Agent, Lender, and L/C Issuer

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Senior Vice President

[Lumber - Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Watson
Name:	Michael Watson
Title:	Authorized Signatory

[Lumber - Signature Page to First Amendment]